Exhibit 12(b)
ROPES & GRAY LLP 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036-8704 WWW.ROPESGRAY.COM

March 27, 2018

Cohen & Steers Institutional Global Realty Shares, Inc.

Cohen & Steers Capital Management, Inc.

280 Park Avenue

New York, New York 10017

Cohen & Steers Global Realty Shares, Inc.

Cohen & Steers Capital Management, Inc.

280 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 2 to your Registration Statement on Form N-14 (File Nos. 333-222011; 811-08059), of our opinion, dated March 23, 2018, addressed to you as to certain tax matters related to the acquisition of the assets of Cohen & Steers Institutional Global Realty Shares, Inc. by Cohen & Steers Global Realty Shares, Inc.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP